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                                                                    Exhibit 16.1

                                                              [LOGO OF ANDERSEN]

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

JUNE 28, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audit of the financial statements of this registrant for the fiscal year ended December 31, 2001. That individual is no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 27, 2002 of 3-Dimensional Pharmaceuticals, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,
/s/ Arthur Andersen LLP

cc: Mr. Scott M. Horvitz, Chief Financial Officer
    3-Dimensional Pharmaceuticals, Inc.